EXHIBIT 22.1



           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report dated January 29, 1999 incorportated by reference in this Form 10-KSB, into the Company's previously filed Registration Statement. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.


                                   Arthur Andersen L.L.P.


Los Angeles, California
March 30, 1999